UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 18, 2008

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INTEGRATED BIOPHARMA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue
Hillsdale, New Jersey 07205
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2008, Bradley J. Hoecker and William H. Milmoe were each appointed as Directors of Integrated BioPharma, Inc. to fill the vacancies on the Board of Integrated BioPharma, Inc. (the “Company”) resulting from the resignations of two Directors of the Company in November 2008.

Mr. Hoecker will serve as a Class III Director filling the vacancy resulting from the resignation of Vidadi Yusibov.   Mr. Hoecker’s term as a Class III Director will expire in 2010.  Mr. Hoecker was also appointed to serve on the Company’s Audit Committee.

Mr. Milmoe will serve as a Class II Director filling the vacancy resulting from the resignation of Mr. Robert B. Kay.  Mr. Milmoe’s term as a Class II Director will expire in 2011.  Mr. Milmoe is an officer of CDS International Holdings, Inc. (“CDS”) and certain other companies affiliated with CDS.  Carl DeSantis, a Director and significant shareholder of the Company, has significant ownership interests in CDS and its affiliates.

For a description of transactions between the Company and CDS and its affiliated companies, please see Note 8 to the financial statements contained in the Company’s Annual Report on 10-K for the fiscal year ended June 30, 2008, which Note is incorporated by reference herein.  In addition, CDS was paid monthly consulting fees of $3,333 from September 2007 to October 2008, aggregating $43,333.

In November 2007, Mr. Milmoe was granted options to purchase 38,000 shares of common stock of the Company with an exercise price of $3.05 per share, the fair market value at the time of the option grant which vested one third (1/3rd) on November 1, 2007 and one third (1/3rd) each on November 1, 2008 and 2009 and restricted stock units granting him the right to receive 88,667 shares of the Company’s common stock which vested one third (1/3rd) on January 15, 2008, one third (1/3rd) on September 1, 2008 and the remaining one third (1/3rd) will vest on September 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008                         INTEGRATED BIOPHARMA, INC.

By: /s/ Jeffrey R. Leach
Jeffrey R. Leach
President and Chief Executive Officer